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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of IAT Multimedia, Inc. on Form S-1 of our report dated November 15, 1996 except for Notes 1 and 12 as to which the date is December 18, 1996 on the consolidated financial statements of IAT Multimedia, Inc. and to the reference to our firm under the caption "Experts" in such Prospectus.



                                            /s/ Rothstein, Kass & Company, P.C.

                                                 ROTHSTEIN, KASS & COMPANY, P.C.



Roseland, New Jersey
December 20, 1996